UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 16, 2008

REGENOCELL THERAPEUTCS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-50639	22-3880440
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2 Briar Lane, Natick, Massachusetts	01760
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code     (508) 647-4065

GOOD BUDDY’S COFFEE EXPRESS, INC.

7 Richmond Lane, Blythewood, South Carolina 29016
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 16, 2008, RegenoCELL Therapeutics, Inc., formerly Good Buddy’s Coffee Express, Inc., a Florida corporation (“RCT” or the “Company”) completed actions necessary to change its business strategy from opening drive through cafes which will offer clientele during the morning commute coffee and pastries within one minute after cash is received from the customer to a new stem cell therapy business opportunity as set forth in a Letter of Intent dated March 31, 2008 with TheraVitae, Inc. (the “Stem Cell Business”). These actions included the filing of Amended Articles of Incorporation which among other matters changed the name of the corporation to RegenoCELL Therapeutics, Inc. and increased its authorized capitalization to 600,000,000 shares, approved Amended Bylaws, issued restricted common shares, par value $.0001 per share, to Douglas T. Rice (250,000), Domenic Mazza (5,000,000) and James F. Mongiardo (15,000,000), ratified the March 31 Letter of Intent with TheraVitae, and approved the Employment Agreement with James F. Mongiardo as President and Chief Executive Officer.

The Letter of Intent with TheraVitae provides for a non exclusive license in Mexico and later the Islands of the Caribbean to commercialize TheraVitae’s stem cell therapy for cardiovascular indications. The Company may establish clinics to treat congestive heart failure patients with VesCell, TheraVitae’s stem cell therapy. It also provides for an exclusive license in the United States, Canada and Mexico to obtain regulatory approvals and then market VesCell stem cell therapy for the treatment of peripheral artery disease.

As part of the change in strategy to the Stem Cell Business as further described below under Item 5.02, Scott Massey, the former President, Chief Executive Officer and Director of the Company, and Phillips N. Dee, the former Director of the Company resigned from their positions as officers and directors of the Company and James F. Mongiardo was elected as Chief Executive Officer, President, Treasurer, Secretary and sole Director of the Company.

The Company obtained consent to all the actions taken to implement the Stem Cell Business from 69.87% of its stockholders entitled to vote pursuant to a written consent in lieu of a meeting.

As a condition precedent to implementing the Stem Cell Business, the Directors of RCT agreed to arrange for the termination of all material contracts (if any) of the Company all payables and liabilities thereof, in all cases effective as of the filing of the Amended Articles of Incorporation, without any payment by, or continuing liability to, RCT or its shareholders except for loans payable to independent third parties. The current amount of that liability is approximately $70,250.

Item 2.01 Completion of Acquisition or Disposition of Assets

As a result of the actions described above, on July 16, 2008 the Company’s primary asset is the Letter of Intent with TheraVitae, Inc. for a non exclusive license to treat cardiovascular indications initially in Mexico and later in the Islands of the Caribbean and an exclusive license for the United States, Canada and Mexico to obtain regulatory approval and market TheraVitae’s stem cell therapy for the treatment of peripheral artery disease. As of this date, the Company has not opened a clinic in Mexico nor has it made any regulatory submissions in the United States, Canada or Mexico.

Further information regarding the Company and certain related matters is included in this Item 2.01 below.

Description of Business

Overview of the Company and its Prior Strategy

We were incorporated in Florida on February 1, 2002.

Prior Operations.

Since our incorporation we have sought the proper mix of product offerings, community identity and unique venue. We have spent time developing the proper taste we wanted to offer to our customers in coffee selection, the right reasons that customers would choose us over many other choices as well as develop an adequate base of financial support to sustain operations through the period necessary until cash flow from operations can sustain us. We do not have any operating locations built, nor any agreements in place to open any locations. The primary reason we have not opened a location is the financial requirement necessary to operate at a level necessary to sustain operations through the first six months. We anticipated that amount to be $150,000 which we were unable to raise.

Our Prior Business.

We planned to develop cafes in South Carolina and then in other states in the South East, featuring gourmet coffee, pastries and related items. Our objective was to develop cafes that will provide a forum for rapid service and a strong community identity with the widespread popularity of coffee and related products. We intended to meet what we believe is an increasing demand for convenience and community at an affordable price.

Due to intense competition, we believed that it was no longer good enough just to open a cafe. We believed that cafe owners must look for ways to differentiate their cafe from others in order to achieve and maintain a competitive advantage.

We recognized this need for differentiation and strongly believed that two features would add to this competitive advantage. The first concept was to offer a convenient drive through that would allow the morning commuters rapid access to coffee without having to find parking and exit their automobile. Secondly, we intended to have an active program of artistic entertainment and dialog through literature readings and orchestrated debates.

The Stem Cell Business

On July 16, 2008 the Company changed focus to a new stem cell therapy business opportunity as set forth in a Letter of Intent dated March 31, 2008 with TheraVitae, Inc. by completing several actions. These actions included the filing of Amended Articles of Incorporation which among other matters changed the name of the corporation to RegenoCELL Therapeutics, Inc. and increased its authorized capitalization to 600,000,000 shares, approved Amended Bylaws, issued restricted common shares, par value $.0001 per share, to Douglas T. Rice (250,000), Domenic Mazza (5,000,000) and James F. Mongiardo (15,000,000), ratified the March 31 Letter of Intent with TheraVitae, and approved the Employment Agreement with James F. Mongiardo as President and Chief Executive Officer.

The Letter of Intent with TheraVitae provides for a non exclusive license in Mexico and later the Islands of the Caribbean to commercialize TheraVitae’s stem cell therapy for cardiovascular indications. The Company may establish clinics to treat congestive heart failure patients with VesCell, TheraVitae’s stem cell therapy. It also provides for an exclusive license in the United States, Canada and Mexico to obtain regulatory approvals and then market VesCell stem cell therapy for the treatment of peripheral artery disease.

Further in connection with this change in business focus, the Board of Directors accepted the resignations of Scott Massey and Phillips N. Dee as Directors and Officers of the Company and elected James F. Mongiardo to fill the vacancy on the Board. Mr. Mongiardo was also elected to serve as Chief Executive Officer, President, Treasurer and Secretary.

Stem Cell Therapy

The ability to treat disease has been enhanced in the past two decades through the development of products utilizing techniques commonly referred to as “biotechnology”. Our ability to treat has also been enhanced by a better understanding of the human genome. Added to this mix of advanced new treatments have been products which are tissue engineered, that is utilizing cells to create tissue which treats the disease or damaged tissue. Holding great promise for significant new advances in the treatment of disease and damaged tissue are stem cells.

Stem cells are cells which have the ability to produce other cells identical to themselves or to differentiate into specific cell lineages. With these properties, stem cells play important roles in normal development and in the regeneration and repair of damaged tissue through the ability to differentiate into the type of cell needed for growth or repair.

The main sources of stem cells include (1) embryonic and fetal tissues; (2) umbilical cord blood; and (3) adult stem cells. Embryonic stem cells are totipotent which means that they can differentiate into all cell types. Use of embryonic stem cells has been subject to ethical controversy. Because their proliferation is difficult to control, they have been linked to the formation of cancers. More importantly, they possess a genome which is different than the patient’s genome raising safety issues which will take extensive clinical testing to resolve.

Umbilical cord blood stem cells are also capable of significant differentiation. While not being subject to ethical controversy as embryonic stem cells, they still possess a genome which is different than the patient’s genome. Many different choices may get a similarity in genomes but it will never be an identical match to the one person whose umbilical cord blood is being used to create the stem cells.

Adult stem cells are different. They are autologous, meaning that they are derived from the patient for use in that patient. Typical sources of adult stem cells include bone marrow or blood. Any tissue of the patient may be used. Adult stem cells are capable of differentiating into a variety of cell types without a risk of immunological rejection. Without the safety concerns of immunological rejection associated with embryonic and umbilical cord blood stem cells, it is expected that the first stem cell products to market will be derived from adult stem cells.

Stem Cell Business

The new mission of the Company is to bring stem cell therapy treatments to the market as quickly as possible. The Company has identified and entered into a Letter of Intent (“LOI”) with a company currently treating patients with adult stem cells for congestive heart failure and other indications. TheraVitae, located in Bangkok, Thailand, has developed a process for which patent applications are pending to identify and process adult stem cells found in a patient’s blood. These adult stem cells are grown into large numbers in vitro (outside the body) and then encouraged to differentiate into angiogenic precursor cells or blood vessel forming cells for the treatment of congestive heart failure. These adult stem cells can also be used for the treatment of other conditions such as peripheral artery disease.

Currently congestive heart failure patients cleared for treatment have one-half pint of blood drawn which is sent to TheraVitae’s cell processing facility in Israel. After the adult stem cells in the patient’s blood have been extracted and grown into large numbers of angiogenic precursor cells, they are sent to Bangkok, Thailand for infusion into the patient in a minimally invasive procedure. The stem cell therapy is either delivered through a catheter or injected directly into the myocardium. All patients are private pay.

The results to date have been impressive. Over three hundred (300) congestive heart failure patients with no other options have shown similar results to a clinical trial presented to the American Heart Association meeting in November, 2006 for this therapy. In that trial:

•	Over 90% of patients reported subjective improvement of their physical condition and ability to perform physical exercise.

•	Over 70% showed improvement in treadmill exercise capacity.

•	Over 75% of patients showed objective improvement in the perfusion defect of the ischemic region.

The Company has entered into a LOI which provides for two basic businesses. The first is an opportunity to generate revenue in the short term for the treatment of congestive heart failure. The second is an opportunity to generate substantial revenues in the long term for the treatment of peripheral artery disease.

The first stem cell business is a non exclusive license to establish clinics initially in Mexico and later in the Caribbean (exclusive of the Dominican Republic) to treat patients with TheraVitae’s stem cell therapy for congestive heart failure and all other cardiovascular indications. The non exclusive license is for four years automatically renewable if 500 patients are treated in either year three or four. Patients may not be treated in the United States. However, patients from the United States may be identified, qualified, agree to the treatment, pay for it in advance and then have their blood drawn for processing by TheraVitae. When the stem cell therapy is ready for administration, the patient will travel outside the United States to a clinic in Mexico or the Caribbean operated by a subsidiary of the Company to be formed to receive the treatment. Because this is an autologous treatment, it is anticipated that the regulatory requirements for administering this stem cell therapy in Mexico or the Islands of the Caribbean will be less extensive than the United States. The market size for congestive heart failure in the United States is so large that multiple treatment clinics will be needed to handle potential demand. Approximately five million patients have been diagnosed in the United States with congestive heart failure. Over five hundred thousand die from this disease each year.

There are over 1100 investigation stem cell clinical trials being conducted in the United States. It will take multiple years for any product to be approved, especially products derived from embryonic or umbilical cord blood stem cells. In the interim, patients may benefit from adult stem cell treatment today through identification and qualification in the United States and the administration of treatment outside the United States. The Company intends to be one of the first companies to benefit from the commercial possibilities associated with adult stem cell therapy through the establishment of clinics initially in Mexico and later in the Caribbean where patients from the United States may be treated. Thus, the Company will be among the first to be able to earn revenues from adult stem cell therapy.

The second business is an exclusive license for the United States, Canada and Mexico for the treatment of peripheral artery disease. The exclusive license is for four years automatically renewable for additional four year periods if there is either (a) an active Investigational New Drug (“IND”) program in the United States or (b) an approval to market for peripheral artery disease in the United States. Over ten million Americans suffer from poor circulation to their extremities. Peripheral artery disease is especially prevalent among diabetics. After standard treatments fail, the only alternative is amputation of the toes, foot or leg, sometimes fingers, hand or arm. TheraVitae’s stem cell therapy has been shown in pilot clinical trials to re-establish blood flow to the extremities resulting in saving the limbs from amputation. The process for treating peripheral artery disease is very similar to the process for treating congestive heart failure. After the patient is qualified, a half liter of blood is drawn and sent to TheraVitae for processing. The adult stems are extracted, grown into large numbers and then encouraged to become angiogenic precursor cells. This adult stem cell therapy is then injected in multiple locations in the limb which is experiencing poor circulation.

The Company will be responsible for all costs associated with obtaining all required regulatory approvals to market for the treatment of peripheral artery disease in the United States, Canada and Mexico. It will obtain an IND to initiate clinical trials in the United States and complete what is necessary to apply for regulatory approval to market the product. Such an approval in the United States will have substantial potential since the potential market size is large and flexibility of pricing is great given the alternative of amputation.

Manufacturing and Distribution

We will be purchasing the stem cell therapy from TheraVitae. The price for cardiovascular indications for our clinic to be established in Mexico is $20,000 per patient subject to certain discounts. We are entitled to the best pricing offered any customer for cardiovascular indications in either Mexico or the Islands of the Caribbean. For the clinical trials which we intend to conduct in the United States for the treatment of peripheral artery disease, TheraVitae will supply the product at cost in accordance with the Food and Drug Administration Clinical Trial regulations.

Delivery of the stem cell therapy for cardiovascular indications is made in a catherization laboratory equipped to conduct angiograms, angioplasty and minimally invasive cardiac procedures. Such laboratories are found in hospitals or can be free standing. It is the initial intention of the Company to find a suitable catherization laboratory in Mexico which is located in an area with additional medical facilities capable of handling emergency cardiac cases to administer the stem cell therapy purchased from TheraVitae. It is anticipated that a contract can be negotiated with the catherization laboratory for use of its facilities on reasonable terms. Eventually it may be economically advantageous for the Company to construct such a facility.

Competition

With over 1100 stem cell clinical trials authorized by the United States Food and Drug Administration in the United States, there are many companies researching and developing progenitor cell treatments for cardiovascular disease and peripheral artery disease. Among these are a number of well-established companies with recognized names. In order to effectively compete, we will be required to make substantial investments in sales and marketing as well as research and development. Many products are sold by companies with greater resources than the Company and there is no assurance that we will be successful in gaining significant market share for the treatment of congestive heart failure outside the United States with stem cell therapy, obtaining approval to market stem cell therapy in the United States for the treatment of peripheral artery disease or even with such approval that such product will earn a return on investment.

While there are many approved treatment options for congestive heart failure and peripheral artery disease, the focus of the Company is on no option patients. Thus, the many approved treatment options are no longer effective and the patient is either at risk of dying within a short period of time (congestive heart failure) or having a limb amputated (peripheral artery disease). There are many investigations and research programs underway by companies with more resources to develop new treatment options which would be competitive to the Company’s stem cell therapy. In addition to the potential competition from these efforts, the Company does have one primary direct competitor for the treatment outside the United States of congestive heart failure patients. Regenocycte Therapeutic, LLC has entered into a similar non-exclusive relationship for cardiovascular indications with TheraVitae and has establish a clinic in the Dominican Republic for the administration of stem cell therapy purchased from TheraVitae. The principal shareholder of Regenocycte Therapeutic, LLC is the United States Director of Cardiology for TheraVitae, a physician with a cardiovascular clinic in Florida.

Regardless of any perceived or actual benefits and advantages, our technologies and products may be rendered obsolete or noncompetitive as a result of products introduced by competitors. Most of our competitors have substantially greater financial and technical resources, production and marketing capabilities and related experience. The greater resources, capabilities and experience of our competitors may enable them to develop, manufacture and market their products more successfully and at a lower cost. In addition, many of our competitors have significantly greater experience in conducting preclinical testing and clinical trials and obtaining regulatory approvals. Accordingly, our competitors may succeed in obtaining Food and Drug Administration (“FDA”) and related approvals for products more rapidly than we will, which may give them an advantage in achieving market acceptance of their products.

Moreover, our technologies and products will likely be affected by technological change in the future. Management will have to continue to stay abreast of these changes as they affect product configuration, and will have to remain vigilant and nimble in order to prevent early investments from becoming obsolete and other competitive firms who enter later obtaining an advantage with newer technologies and processes. There can be no assurances that we will be able to successfully develop and market our products or respond effectively to technological changes or new product announcements by others. Further, our success depends on the popularity of our products and services and related technology in the commercial arena, which we cannot guarantee. We also cannot guarantee that our products and services will not become unmarketable or obsolete by a competitor’s more rapid introduction to the marketplace.

Intellectual Property Matters

Where appropriate, we will seek patent, trademark and other proprietary rights protection for the products and brands we develop or introduce. In other cases, we will seek to license the rights to use the patents, trademarks and other proprietary rights of others in support of our business strategy, such as is currently the case with the TheraVitae stem cell therapy. However, there can be no assurance that patent, trademark and other proprietary rights will issue for any applications we file or that we will be able to license such products and rights on terms acceptable to the Company, or at all. To date, the Company has not filed any applications or registrations for any patent, trademark and other proprietary rights.

With respect to the Letter of Intent, TheraVitae is the owner of certain proprietary technology and rights for an angiogenic cell precursor-based product (VesCell™) covered by trade secret and patent applications, actions or continuations; more specifically, November 24, 2004 United States Patent Application 11/271,043; June 1, 2005 United States Number 60/576,266; 60/588,520; PCT/IL2005/000571; December 14, 2005 United States Number 60/636,391; 60/668,739; PCT/IL2005/001345; December 14, 2005 United States Number 60/668,739; 60/636,391; PCT/IL2005/001348; May 31, 2006 United States Number 60/687,115; PCT/IL2006/000633; and March 8, 2006 United States Number 60/780,781, Provisional Application. TheraVitae and/or its affiliates presently treat patients in Bangkok, Thailand and other locations with VesCell™ for cardiovascular and other indications such as peripheral artery disease. Pursuant to the grant of a non exclusive license for congestive heart failure and exclusive license for peripheral artery disease, the Letter of Intent provides that the Company will pay TheraVitae upon closing its first and subsequent financings as a license fee of twenty-five percent (25%) of the proceeds of each financing to a maximum of $1,000,000.

Regulatory Matters

     The research and development, preclinical studies and clinical trials, and ultimately, the culturing, manufacturing, marketing and labeling of our product candidates are subject to extensive regulation by the FDA and other regulatory authorities in the United States and other countries. While stem cell therapy may be regulated pursuant to different statutes, we believe that stem cell therapy is subject to regulation in the United States as a biological product. Whatever regulatory pathway is selected by the FDA, any pathway will involve similar requirements as those for biological products.

     Biological products are subject to regulation under the Federal Food, Drug, and Cosmetic Act, or the FD&C Act, the Public Health Service Act, or the PHS Act and their respective regulations as well as other federal, state, and local statutes and regulations. The FD&C Act and the PHS Act and the regulations promulgated thereunder govern, among other things, the testing, cell culturing, manufacturing, safety, efficacy, labeling, storage, record keeping, approval, clearance, advertising and promotion of stem cell therapy. Preclinical studies, clinical trials and the regulatory approval process typically take years and require the expenditure of substantial resources. If regulatory approval or clearance of a product is granted, the approval or clearance may include significant limitations on the indicated uses for which the product may be marketed.

FDA Regulation — Approval of Biological Products

     The steps ordinarily required before a biological product may be marketed in the United States include:

•	completion of preclinical studies according to good laboratory practice regulations;

•	the submission of an IND application to the FDA, which must become effective before human clinical trials may commence;

•	performance of adequate and well-controlled human clinical trials according to good clinical practices to establish the safety and efficacy of the proposed biological product for its intended use;

•	satisfactory completion of an FDA pre-approval inspection of the manufacturing facility or facilities at which the product is manufactured, processes, packaged or held to assess compliance cGMP; and

•	the submission to, and review and approval by, the FDA of a biologics license application, or BLA, that includes satisfactory results of preclinical testing and clinical trials.

Preclinical tests include laboratory evaluation of the product candidate, its formulation and stability, as well as animal studies to assess the potential safety and efficacy of the product candidate. The FDA requires that preclinical tests be conducted in compliance with good laboratory practice regulations. The results of preclinical testing are submitted as part of an IND application to the FDA together with manufacturing information for the clinical supply, analytical data, the protocol for the initial clinical trials and any available clinical data or literature. A 30-day waiting period after the filing of each IND application is required by the FDA prior to the commencement of clinical testing in humans. In addition, the FDA may, at any time during this 30-day waiting period or any time thereafter, impose a clinical hold on proposed or ongoing clinical trials. If the FDA imposes a clinical hold, clinical trials cannot commence or recommence without FDA authorization.

     Clinical trials to support BLAs involve the administration of the investigational product to human subjects under the supervision of qualified investigators. Clinical trials are conducted under protocols detailing, among other things, the objectives of the study, the parameters to be used in monitoring safety and the efficacy criteria to be evaluated.

     Clinical trials are typically conducted in three sequential phases, but the phases may overlap:
     In Phase I clinical trials, the initial introduction of the biological product candidate into human subjects or patients, the product candidate is tested to assess safety, dosage tolerance, absorption, metabolism, distribution and excretion, including any side effects associated with increasing doses.
     Phase II clinical trials usually involve studies in a limited patient population to identify possible adverse effects and safety risks, preliminarily assess the efficacy of the product candidate in specific, targeted indications; and assess dosage tolerance and optimal dosage.
     If a product candidate is found to be potentially effective and to have an acceptable safety profile in Phase II evaluations, Phase III trials are undertaken within an expanded patient population at multiple study sites to further demonstrate clinical efficacy and safety, further evaluate dosage and establish the risk-benefit ratio of the product and an adequate basis for product labeling.
     Phase IV, or post-marketing, trials may be mandated by regulatory authorities or may be conducted voluntarily. Phase IV trials are typically initiated to monitor the safety and efficacy of a biological product in its approved population and indication but over a longer period of time, so that rare or long-term adverse effects can be detected over a much larger patient population and time than was possible during prior clinical trials. Alternatively, Phase IV trials may be used to test a new method of product administration, or to investigate a product’s use in other indications. Adverse effects detected by Phase IV trials may result in the withdrawal or restriction of a drug.

     If the required Phase I, II and III clinical testing is completed successfully, the results of the required clinical trials, the results of product development, preclinical studies and clinical trials, descriptions of the manufacturing process and other relevant information concerning the safety and effectiveness of the biological product candidate are submitted to the FDA in the form of a BLA. In most cases, the BLA must be accompanied by a substantial user fee. The FDA may deny a BLA if all applicable regulatory criteria are not satisfied or may require additional data, including clinical, toxicology, safety or manufacturing data. It can take several years for the FDA to approve a BLA once it is submitted, and the actual time required for any product candidate may vary substantially, depending upon the nature, complexity and novelty of the product candidate.

Before approving an application, the FDA will inspect the facility or facilities where the product is manufactured. The FDA will not approve a BLA unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements.

If the FDA evaluations of the BLA and the manufacturing facilities are favorable, the FDA may issue either an approval letter or an approvable letter. The approvable letter usually contains a number of conditions that must be met to secure final FDA approval of the BLA. When, and if, those conditions have been met to the FDA’s satisfaction, the FDA will issue an approval letter. If the FDA’s evaluation of the BLA or manufacturing facility is not favorable, the FDA may refuse to approve the BLA or issue a non-approvable letter that often requires additional testing or information.

There can be no assurances that approval will be granted for stem cell therapy or any future product or product candidate, whether in the United States or elsewhere, on a timely basis or at all. Furthermore, if approval is granted, the product would be subject to continuing regulatory regulations and oversight. The approval process is expensive and can take a long time to complete, and the cost involved in satisfying applicable ongoing compliance requirements is high.

Research and Development

The Company did not invest in research and development for its previous business plan to develop cafes in South Carolina and then in other states in the South East featuring gourmet coffee, pastries and related items. In order to implement the new business strategy, the Company will have to invest in research and development with respect to its treatment of patients outside the United States initially in a clinic in Mexico and later in the Caribbean and for submitting an IND for stem cell therapy treatment for peripheral artery disease in the United States and Canada and conducting the clinical trials necessary to apply for approval to market for this indication.

Employees

The Company currently employs one individual, James F. Mongiardo, its sole director and officer.

Where You Can Find More Information

The Company files reports with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding the Company and other reporting companies that file electronically with the SEC at http://www.sec.gov.

Management’s Discussion and Analysis or Plan of Operation

Certain statements contained in this discussion and analysis or incorporated herein by reference that are not related to historical results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are predictive, that depend upon or refer to future events or conditions, and/or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “hopes,” and similar expressions constitute forward-looking statements. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), business strategies or prospects, or possible future actions by us are also forward-looking statements.

These forward-looking statements are based on beliefs of our management as well as current expectations, projections, assumptions and information currently available to the Company and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated or implied by such forward-looking statements. Should one or more of those risks or uncertainties materialize or should underlying expectations, projections and assumptions prove incorrect, actual results may vary materially from those described. Those events and uncertainties are difficult to predict accurately and many are beyond our control. We assume no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of these statements except as specifically required by law. Accordingly, past results and trends should not be used to anticipate future results or trends.

Overview

We were incorporated in Florida on February 1, 2002. We planned to develop cafes in South Carolina and then in other states in the South East, featuring gourmet coffee, pastries and related items. Our objective was to develop cafes that will provide a forum for rapid service and a strong community identity with the widespread popularity of coffee and related products. At this time we do not have any locations operating. We intended to meet what we believe is an increasing demand for convenience and community at an affordable price.

Due to intense competition, we believed that it is no longer good enough just to open a cafe. We believed that cafe owners must look for ways to differentiate their cafe from others in order to achieve and maintain a competitive advantage.

We recognized this need for differentiation and strongly believed that two features would add to this competitive advantage. The first concept was to offer a convenient drive through that would allow the morning commuters rapid access to coffee without having to find parking and exit their automobile. Secondly, we intended to have an active program of artistic entertainment and dialog through literature readings and orchestrated debates

Since our incorporation we have sought the proper mix of product offerings, community identity and unique venue. We have spent time developing the proper taste we wanted to offer to our customers in coffee selection, the right reasons that customers would choose us over many other choices as well as develop an adequate base of financial support to sustain operations through the period necessary until cash flow from operations can sustain us. We do not have any operating locations built, nor any agreements in place to open any locations. The primary reason we have not opened a location is the financial requirement necessary to operate at a level necessary to sustain operations through the first six months. We anticipated that amount to be $150,000 which we were unable to raise.

On July 16, 2008 the Company changed focus to a new stem cell therapy business opportunity as set forth in a Letter of Intent dated March 31, 2008 with TheraVitae, Inc. by completing several actions. These actions included the filing of Amended Articles of Incorporation which among other matters changed the name of the corporation to RegenoCELL Therapeutics, Inc. and increased its authorized capitalization to 600,000,000 shares, approved Amended Bylaws, issued restricted common shares, par value $.0001 per share, to Douglas T. Rice (250,000), Domenic Mazza (5,000,000) and James F. Mongiardo (15,000,000), ratified the March 31 Letter of Intent with TheraVitae, and approved the Employment Agreement with James F. Mongiardo as President and Chief Executive Officer.

The Letter of Intent with TheraVitae provides for a non exclusive license in Mexico and later the Islands of the Caribbean to commercialize TheraVitae’s stem cell therapy for cardiovascular indications. The Company may establish clinics to treat congestive heart failure patients with VesCell, TheraVitae’s stem cell therapy. It also provides for an exclusive license in the United States, Canada and Mexico to obtain regulatory approvals and then market VesCell stem cell therapy for the treatment of peripheral artery disease.

Further in connection with this change in business focus, the Board of Directors accepted the resignations of Scott Massey and Phillips N. Dee as directors and officers of the Company and elected James F. Mongiardo to fill the vacancies on the Board. Mr. Mongiardo was also elected and appointed to serve as Chief Executive Officer, President, Treasurer and Secretary.

The new mission of the Company is to bring stem cell therapy treatments to the market as quickly as possible. The Company has identified and entered into a Letter of Intent with a company currently treating patients with adult stem cells for congestive heart failure and other indications. TheraVitae, located in Bangkok, Thailand, has developed a process for which patent applications are pending to identify and process adult stem cells found in a patient’s blood. These adult stem cells are grown into large numbers in vitro (outside the body) and then encouraged to differentiate into angiogenic precursor cells or blood vessel forming cells for the treatment of congestive heart failure. These adult stem cells can also be used for the treatment of other conditions such as peripheral artery disease.

Currently congestive heart failure patients cleared for treatment have one-half pint of blood drawn which is sent to TheraVitae’s cell processing facility in Israel. After the adult stem cells in the patient’s blood have been extracted and grown into large numbers of angiogenic precursor cells, they are sent to Bangkok, Thailand for infusion into the patient in a minimally invasive procedure. The stem cell therapy is either delivered through a catheter or injected directly into the myocardium. All patients are private pay.

The results to date have been impressive. Over three hundred (300) congestive heart failure patients with no other options have shown similar results to a clinical trial presented to the American Heart Association meeting in November, 2006 for this therapy. In that trial:

•	Over 90% of patients reported subjective improvement of their physical condition and ability to perform physical exercise.

•	Over 70% showed improvement in treadmill exercise capacity.

•	Over 75% of patients showed objective improvement in the perfusion defect of the ischemic region.

The Company has entered into a LOI which provides for two basic businesses. The first is an opportunity to generate revenue in the short term for the treatment of congestive heart failure. The second is an opportunity to generate substantial revenues in the long term for the treatment of peripheral artery disease.

The first stem cell business is a non exclusive license to establish clinics initially in Mexico and later in the Caribbean (exclusive of the Dominican Republic) to treat patients with TheraVitae’s stem cell therapy for congestive heart failure and all other cardiovascular indications. The non exclusive license is for four years but automatically renewable if 500 patients are treated in either year three or four. Patients may not be treated in the United States. However, patients from the United States may be identified, qualified, agree to the treatment, pay for it in advance and then have their blood drawn for processing by TheraVitae. When the stem cell therapy is ready for administration, the patient will travel outside the United States to a clinic in Mexico or the Caribbean operated by a subsidiary of the Company to be formed to receive the treatment. Because this is an autologous treatment, it is anticipated that the regulatory requirements for administering this stem cell therapy in Mexico and the Islands of the Caribbean will be less extensive than the United States. The market size for congestive heart failure in the United States is so large that multiple treatment clinics will be needed to handle potential demand. Approximately five million patients have been diagnosed in the United States with congestive heart failure. Over five hundred thousand die from this disease each year.

There are over 1100 investigation stem cell clinical trials being conducted in the United States. It will take multiple years for any product to be approved, especially products derived from embryonic or umbilical cord blood stem cells. In the interim, patients may benefit from adult stem cell treatment today through identification and qualification in the United States and the administration of treatment outside the United States. The Company intends to be one of the first companies to benefit from the commercial possibilities associated with adult stem cell therapy through the establishment of clinics initially in Mexico and later in the Caribbean where patients from the United States may be treated. Thus, the Company will be among the first to be able to earn revenues from adult stem cell therapy.

The second business is an exclusive license for the United States, Canada and Mexico for the treatment of peripheral artery disease. The exclusive license is for four years automatically renewable for additional four year periods if there is either (a) an active IND in the United States or (b) an approval to market for peripheral artery disease in the United States. Over ten million Americans suffer from poor circulation to their extremities. Peripheral artery disease is especially prevalent among diabetics. After standard treatments fail, the only alternative is amputation of the toes, foot or leg, sometimes fingers, hand or arm. TheraVitae’s stem cell therapy has been shown in pilot clinical trials to re-establish blood flow to the extremities resulting in saving the limbs from amputation. The process for treating peripheral artery disease is very similar to the process for treating congestive heart failure. After the patient is qualified, a half liter of blood is drawn and sent to TheraVitae for processing. The adult stems are extracted, grown into large numbers and then encouraged to become angiogenic precursor cells. This adult stem cell therapy is then injected in multiple locations in the limb which is experiencing poor circulation.

The Company will be responsible for all costs associated with obtaining all required regulatory approvals for the treatment of peripheral artery disease in the United States, Canada and Mexico. It will obtain an IND to initiate clinical trials in the United States and complete what is necessary to apply for regulatory approval to market the product. Such an approval in the United States will have substantial potential since the market size is large and flexibility of pricing is great given the alternative of amputation.

Critical Accounting Policies and Changes to Accounting Policies

RCT historically has utilized the following critical accounting policies in making its more significant judgments and estimates used in the preparation of its financial statements:

Use of Estimates. In preparing financial statements in conformity with accounting principles generally accepted in the United States, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Income Taxes. The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Loss Per Share. Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Statement of Financial Accounting Standards No. 128, Earnings Per Share. As of December 31, 2007 and 2006, there were no common share equivalents outstanding.

Plan of Operations

RCT has not generated any revenues from operations or otherwise since its inception. RCT intended to generate revenue through the development of cafes in South Carolina and then in other states in the South East, featuring gourmet coffee, pastries and related items. Through December 31, 2007, the Company had not been successful in raising capital for the development, marketing or sale of either these cafes or any products. The Company then adopted a new stem cell therapy business strategy.

In order to implement the new strategy of the Company, RCT will need to raise capital during the next 12 months: cash on hand was $(390) as of December 31, 2007 which amount is inadequate to fund the company’s current projected capital requirements. Total operating expenses for RCT from inception to December 31, 2007 were $81,055, which equaled the Company’s losses for that period. RCT has funded operations to date in part through the sale of equity securities and loans, although such efforts have been insufficient to effectively pursue its business strategy.

Our capital requirements will depend on numerous factors, including but not limited to the commitments and progress of our research and development efforts, the progress of clinical trials, the cost of sales and marketing for the congestive heart failure stem cell therapy business and other products, medical and business consultants and advisors, the time and cost involved in maintaining regulatory compliance, and competing technological and market developments. Future activities, including the establishment of stem cell therapy for the treatment of peripheral artery disease in the medical marketplace, will be subject to our ability to raise funds.

We intend to raise capital primarily through the public or private sale of securities (equity and/or debt), although there can be no assurance that we will be able to obtain capital or, if such capital is available, that the terms of any financing will be acceptable. If the Company succeeds in raising capital, such funds will be used to implement the new strategy of stem cell therapy by establishing a clinic in Mexico for the treatment of congestive heart failure patients and establishing in the United States referral sources and marketing programs for identifying private pay congestive heart failure patients who are candidates for this stem cell therapy. With respect to peripheral artery disease, capital will be used for completing the research and development to submit an IND (and its equivalent in Canada) for authorization to begin clinical trials in the United States and Canada. This may include payment for additional animal trials. Payment for clinical trials includes retaining the services of a clinical research organization, payment to the clinical research site(s) for patients enrolled in the clinical trials, payment for the stem cell therapy used in these clinical trials, payment for costs associated with Institution Review Board Approval, and preparation of reports to the FDA, requests to continue later phase clinical trials and submission of a BLA to the FDA requesting marketing approval for the treatment of peripheral artery disease.

Pursuant to its new strategy, the Company intends to continue to operate as a virtual Company as it attempts to raise capital over the next 12 months. The Company believes such an approach will help leverage results through better allocation of its capital by retaining as needed the diverse expertise required to conduct clinical trials and to prepare for market introduction. As capital is raised, employees will be hired but the total numbers should not be significantly higher than present over the next 12 months.

The Company also does not expect to purchase any plant or significant equipment over the next 12 months.

If we are unsuccessful at raising sufficient capital to fund our operations, for whatever reason, we may be forced to seek opportunities outside of our new corporate focus or to seek a buyer for our business or another entity with which we could partner. Ultimately, if all of these alternatives fail, we may be required to cease operations and seek protection from creditors under applicable bankruptcy laws.

Off-Balance Sheet Arrangements

The Company is not a party to any off-balance sheet arrangements.

Description of Property

The Company does not own any real property or any interest in real property and does not invest in real property or have any policies with respect thereto as a part of its operations or otherwise.

The principal business address of the Company was 7 Richmond Lane, Blythewood, South Carolina 29016, which was space owned by the former director and officer of the Company. The Company has moved its principal place of business to 2 Briar Lane, Natick, Massachusetts 01760, which is space owned by the new sole director and officer of the Company. In both cases rent has not been charged for the office space, and it is not expected that rent will be charged in the near-term.

Security Ownership of Certain Beneficial Owners and Management

The following table shows, as of July 16, 2008 the beneficial ownership of Common Stock of the Company by (i) any person or group who is known to the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, (ii) the sole current director of the Company, (iii) the sole named executive officer of the Company, and (iv) all current directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of class

James F. Mongiardo 2 Briar Lane Natick, MA 01760	15,000,000	16.56%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of class

Domenic Mazza Apartment 503 3700 Galt Ocean Drive N.E. Fort Lauderdale, FL 33306	5,000,000	5.52%

Scott Massey (1) 7 Richmond Lane Blythewood, SC 29016	48,375,000	53.42%

All current directors and executive officers as a group (1 person)	15,000,000	16.56%

(1) Includes 375,000 shares owned by Kristy Massey, Mr. Massey’s wife.

(2) Unless otherwise indicated, each of the persons named in the table above has sole voting and investment power with respect to the shares set forth opposite such person’s name. With respect to each person or group, percentages are calculated based on the number of shares beneficially owned, including shares that may be acquired by such person or group within 60 days of July 16, 2008 upon the exercise of stock options, warrants or other purchase rights, but not the exercise of options, warrants or other rights held by any other person.

Pursuant to the terms of the Letter of Intent, 90,000,000 restricted common shares will be issued to TheraVitae upon closing. For a period of two years, TheraVitae has agreed to vote these shares in accordance with the recommendations of the Board of Directors. At closing the Board will be expanded to five, two selected by TheraVitae, two selected by James F. Mongiardo and one non-executive chairman selected by the Board.

Directors, Executive Officers, Promoters and Control Persons

From September 30, 2002 through July 2, 2008, Scott Massey, 38, was the sole officer and a director of the Company. Mr. Massey served as RCT’s President, principal executive officer, principal financial officer and director.

Beginning July 16, 2008, James F. Mongiardo, 62, replaced Mr. Massey as director and was elected Chief Executive Officer, President, Treasurer and Secretary of the Company. Mr. Mongiardo will serve as a director of the Company until the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal. Mr. Mongiardo will serve as Chief Executive Officer, President, Treasurer and Secretary of the Company until his successor is chosen and qualified or until his earlier resignation or removal.

Mr. Mongiardo served as interim and then Chief Operating Officer and director of Total ReCord, Inc. from November 2005 to December 2006. He served as sole director and President, Chief Executive Officer, Treasurer and Secretary of CardioBioMedical Corporation from its inception May 2003. In 2000, Mr. Mongiardo formed Homewood Capital Group, LLC, an investment advisory firm specializing in institutional private placements for emerging companies, at which he currently serves as Managing Director. From 1995 to 2000, Mr. Mongiardo served as Managing Director of LBC Capital, LLC, an investment banking firm. Mr. Mongiardo was Chief Executive Officer of Epigen, Inc., which subsequently changed its name to Egenix, Inc, from 1991 to 1993, and President in 1994. During 1989 and 1990, he served as Vice President of Corporate Development for Organogenesis, Inc. He served as Chief Executive Officer of Medivix, Inc., a public health care services company that provided mail order prescription services for employers and unions, from 1986 to 1988. From 1984 to 1986, Mr. Mongiardo served as President and Chief Operating Officer of Photec Diagnostics, a venture-capital financed diagnostic company that subsequently changed its name to Photest Diagnostics Inc. He served in various capacities from 1973 to 1984 at Schering-Plough Corporation. While head of U.S. marketing for the pharmaceutical division of Schering-Plough from 1980 to 1983, he introduced 12 new over-the-counter and prescription products. Mr. Mongiardo is a graduate of Johns Hopkins University (B.A.) and Harvard Law School (J.D.).

Neither Mr. Massey nor Mr. Mongiardo serve as a director of any other reporting company, and there are no family relationships among the directors or executive officers (or any nominees therefor) of the Company or its subsidiary or any legal proceedings involving such individuals.

Audit Committee

The audit committee of our Board of Directors previously consisted of one director, Phillips N. Dee. Upon his and Scott Massey’s resignation and the election of James F. Mongiardo to fill these vacancies, the Company currently does not have an audit committee; the sole director will act as the audit committee of the Board of Directors.

Nominations

The Board of Directors nominates candidates to stand for election as directors; other candidates also may be nominated by any stockholder, provided that such other nomination(s) are submitted in writing to the Secretary of the Company no later than 90 days prior to the meeting of stockholders at which such directors are to be elected, together with the identity of the nominator and the number of shares of the Company’s stock owned, directly or indirectly, by the nominator. Directors are elected at the annual meeting of the stockholders, except for vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class (which positions may be filled by the affirmative vote of a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director), and each director elected shall hold office until such director’s successor is elected and qualified or until the director’s earlier death, resignation or removal. Pursuant to the terms of the Letter of Intent with TheraVitae, 90,000,000 restricted common shares will be issued to TheraVitae upon closing. For a period of two years, TheraVitae has agreed to vote these chares in accordance with the recommendations of the Board of Directors. At closing the Board will be expanded to five members, two selected by TheraVitae, two selected by James F. Mongiardo and one non-executive chairman selected by the Board.

Executive Compensation

From his appointment as director and officer of the Company in September 2002 through July 16, 2008, Mr. Massey did not receive any compensation (whether in cash, equity or other form) from the Company for his services as director and officer. See “Certain Relationships and Related Transactions” below for a description of the transactions during the last two years between the Company and its subsidiary and their respective officers, directors and significant stockholders.

The table below sets forth the total compensation accrued by the Company for the years ended December 31, 2007, 2006 and 2005 for the Company’s former President, who was the sole executive and financial officer of the Company as of June 30, 2008.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation
		Awards		Payouts
Name and				Shares Underlying	All Other
Principal Position	Year	Salary	Bonus	Options Granted (#)	Compensation

Scott Massey	2007	0	0	0	0
Former President, principal	2006	0	0	0	0
executive officer,	2005	0	0	0	0
principal financial officer	2004	0	0	0	0
and director	2003	0	0	0	0
Inception to 12/31/02		0	0	0	0

Option and Long—Term Incentive Plans

The Company does not maintain any option or similar equity compensation plans or programs, or any long-term incentive programs or plans, and no current or former officer has ever been granted any stock options or stock appreciation or similar rights.

Director Compensation

The Company does not have arrangements, standard or otherwise, pursuant to which directors are compensated for services provided as directors (including as members of committees of the Board of Directors). Directors of the Company and its subsidiary have not been and currently are not compensated for their services as directors except as set forth herein.

Employment and Related Agreements

Mr. Massey was not a party to any employment agreement with the Company.

On July 16, 2008 RCT entered into an employment agreement with Mr. Mongiardo, as Chief Executive Officer and President, for a term of five years at an annual salary of $250,000, payable at the annual rate of $150,000 upon RCT raising in aggregate in equity or gross revenues $ 500,000, and at the annual rate of $250,000 upon RCT raising in aggregate in equity or gross revenues $1,000,000 with additional annual increases of $50,000 every July 1 over the life of the agreement. The agreement also calls for the officer to receive fringe benefits and participate in all RCT employment benefits as approved by the Board of Directors. As of this date, RCT has not raised the aggregate minimum equity capital or gross revenues and no salary has been accrued or paid to Mr. Mongiardo.

Certain Relationships and Related Transactions

Mr. Scott Massey is the founder of our company. At inception, Mr. Massey purchased 2,000,000 shares of our common stock at par value for a total purchase price of $200.

Description of Securities

The only securities of the Company currently outstanding are shares of its common stock, $.0001 par value. The Company is authorized to issue 520,000,000 shares of its common stock and 80,000,000 million shares of preferred stock, $.0001 par value, although no classes or series of preferred stock have been designated. The Board of Directors of the Company is authorized by the Company’s Amended and Restated Articles of Incorporation to fix the number and designations, powers, preferences, rights and restrictions of any such class or series of preferred stock.

Holders of the Company’s common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of shareholders. Except as otherwise expressly provided by the law of the State of Florida or the Company’s Amended and Restated Articles of Incorporation or the resolution of the Board providing for the issue of a series of preferred stock, the holders of the common stock shall possess exclusive voting power for the election of directors and for all other purposes.

Subject to any prior rights to receive dividends to which the holders of shares of any series of preferred stock may be entitled, the holders of shares of common stock shall be entitled to receive dividends if and when declared payable from time to time by the Board of Directors from funds legally available for payment of dividends.

In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, after there shall have been paid to the holders of shares of preferred stock the full amounts to which they may be entitled, the holders of the then-outstanding shares of common stock shall be entitled to receive, pro rata, any remaining assets of the Company available for distribution to shareholders. The Board of Directors may distribute in kind to the holders of common stock such remaining assets of the Company or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or entity and receive payment in cash, stock or obligations of such other corporation, trust or entity or any combination thereof, and may sell all or any part of the consideration so received, and may distribute the consideration so received or any balance or proceeds of it to holders of common stock. The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Company (unless in connection with that event the dissolution, liquidation or winding up of the Company is specifically approved), or the merger or consolidation of the Company into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the Company of any class, is not deemed to be a dissolution, liquidation or winding up of this Corporation for the purposes of the foregoing.

Pursuant to the Company’s Amended and Restated Articles of Incorporation, no holder of any shares of the Company of any class now or in the future authorized has any preemptive right (other than such right, if any, as the Board of Directors in its discretion may determine) to purchase or subscribe for any additional issues of shares of the Company of any class now or in the future authorized, any shares of the Company purchased and held as treasury shares, any part paid receipts or allotment certificates in respect of any such shares, any securities convertible into or exchangeable for any such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire any such shares, whether such shares, receipts, certificates, securities, warrants or other instruments be unissued, or issued and subsequently acquired by the Company. Any such shares, receipts, certificates, securities, warrants or other instruments, in the discretion of the Board, may be offered from time to time to any holder or holders of shares of any class or classes to the exclusion of all other holders of shares of the same or any other class at the time outstanding.

Market Price of and Dividends on the Registrant’s Common Equity and Other Shareholder Matters

There is no established public market for out common stock. Although we have been approved for quotation by the OTC Bulletin Board under the symbol GBCX.OB, no quotation has been posted and no shares of our common stock have traded. There can be no assurance that any market for our stock will ever develop or, if developed, be sustained.

As of June 30, 2008, there were 35 shareholders of record of our common stock and a total of 70,312,500 shares outstanding.

We have never paid any dividends and do not currently anticipate paying dividends in the future. Any payment of cash dividends in the future will be dependent upon the amount of funds legally available, our earnings, financial condition, capital requirements and other factors that our Board of Directors deems relevant.

  There are currently no outstanding options or warrants to purchase, or any securities that are convertible into, our common stock other than the Letter of Intent with TheraVitae which provides for the issuance of 90,000,000 restricted common shares upon closing.

The Company does not maintain any option or similar equity compensation plans or programs.

Legal Proceedings

Neither the Company nor its subsidiary is a party to any pending legal proceeding.

Changes in and Disagreements with Accountants

The previous Independent Auditors Robert C. Seiwell, Jr., CPA ("Seiwell") resigned as the independent auditor for the Company on July 15, 2004 2004 because he ceased performing SEC audits. Seiwell's reports on the financial statements of the Company for the fiscal year ended December 31, 2003, for the period from February1, 2002 (inception) through December 31, 2002 and for the period from February 1, 2002 (inception) through December 31, 2003 contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except that there was an explanatory paragraph relating to our ability to continue as a going concern.

For the fiscal year ended December 31, 2003, for the period from February 1, 2002 (inception) through December 31, 2002 and for the period from January 1, 2004 through July 15, 2004 (the date the relationship ended with the former accountant), there has been no disagreement between the Company and Seiwell, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Seiwell would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

During the fiscal year ended December 31 2003, for the period from February 1, 2002 (inception) through December 31, 2002 and for the period from January 1, 2004 through July 15, 2004 (the date the relationship ended with the former accountant), the Company has not been advised of any matters described in Regulation S-B, Item 304(a)(1)(B).

The Company engaged Siegelaub Lieberman & Associates, P.A., 2801 North University Drive, Suite 301, Coral Springs, Florida 33065 ("Siegelaub"), as its new independent accountants as of July 29, 2004, Prior to such date the Company did not consult with Siegelaub regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Siegelaub, or (iii) any other matter that was subject of a disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S-B.

Recent Sales of Unregistered Securities

At inception, Mr. Scott Massey who is the founder of our Company purchased 2,000,000 shares of our common stock at par value for a total purchase price of $200.

During the year ended December 31, 2006, the Company repurchased 206,250 shares of its outstanding common stock from unaffiliated shareholders for a total amount of $8,750. The shares were retired.

On March 12, 2008, the Board of Directors voted unanimously for a 3 to 1 stock split to be effective for stockholders of record on March 31, 2008. This increased the number of outstanding shares of common stock from approximately 2,344,000 to 7,031,250 shares as of that date. Subsequently, on May 29, 2008 the Board of Directors voted unanimously for a 10 to 1 stock split to be effective for stockholders of record on June 13, 2008. This increased the number of outstanding shares of common stock from approximately 7,031,000 shares to 70,312,500 as of that date.

Indemnification of Officers and Directors

Section 9.3 of the Company’s Amended and Restated Articles of Incorporation provides that the Company must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that he/she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding. Such indemnification is predicated on the individual having acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful.

In addition, the Amended and Restated Articles of Incorporation provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he/she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him/her in connection with the defense or settlement of such action or suit. Such indemnification is predicated on the individual having acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his/her duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that a person has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, he/she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him/her in connection therewith.

Financial Statements and Information

The financial statements and related information for RCT required by this item are hereby incorporated by reference to the Company’s Annual Reports on Form 10-KSB for the years ended December 31, 2007, 2006, 2005, 2004 and 2003 and the Company’s Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2007, June 30, 2007 and September 30, 3007. See also Item 9.01 of this Form 8-K.

Exhibits

See Item 9.01 herein.

Item 3.02 Unregistered Sales of Equity Securities

On July 16, 2008, the Company completed actions necessary to change its business strategy from opening drive through cafes which will offer clientele during the morning commute coffee and pastries within one minute after cash is received from the customer to a new stem cell therapy business opportunity as set forth in a Letter of Intent dated March 31, 2008 with TheraVitae, Inc. These actions included the filing of Amended Articles of Incorporation which among other matters changed the name of the corporation to RegenoCELL Therapeutics, Inc. and increased its authorized capitalization to 600,000,000 shares, approved Amended Bylaws, issued restricted common shares, par value $.0001 per share, to Douglas T. Rice (250,000), Domenic Mazza (5,000,000) and James F. Mongiardo (15,000,000), ratified the March 31 Letter of Intent with TheraViate, and approved the Employment Agreement with James F. Mongiardo as President and Chief Executive Officer.

Pursuant to the terms of the Letter of Intent with TheraVitae, 90,000,000 restricted common shares will be issued to TheraVitae upon execution of the agreements incorporating the terms of the Letter of Intent.

Item 5.01 Changes in Control of Registrant

Pursuant to the terms of the Letter of Intent with TheraVitae, 90,000,000 restricted common shares will be issued to TheraVitae upon closing. For a period of two years, TheraVitae has agreed to vote these shares in accordance with the recommendations of the Board of Directors. At closing the Board will be expanded to five members, two selected by TheraVitae, two selected by James F. Mongiardo and one non-executive chairman selected by the Board.

As described in Item 5.02 below, upon the closing of the Acquisition, the Board of Directors of the Company consisted of one member, James F. Mongiardo.

For the other information required by this Item 5.01, see Item 2.01 above.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 16, 2008 in connection with the actions described above, the RCT Board of Directors accepted the resignation of Scott Massey as President, principal executive officer, principal financial officer and director of the Company, the resignation of Phillips N. Dee as director and elected James F. Mongiardo to fill the vacancies on the Board. Mr. Mongiardo was also elected to serve as Chief Executive Officer, President, Treasurer and Secretary of the Company. The size of the RCT Board was fixed at one until changed in accordance with the provisions of the Letter of Intent with TheraVitae, applicable law and the Company’s Amended and Restated Articles of Incorporation and Bylaws.

James F. Mongiardo, 62, has extensive experience in building companies and in the investment banking business. He has served as Chief Executive Officer for public life sciences and healthcare services companies and as head of U.S. marketing for Schering-Plough Corporation. He has raised capital for clients through institutional private placements, directed business start-ups from concept to marketing, completed a successful turn-around, designed operative business plans, raised venture and public equity financing, created marketing and promotional plans for new products, directed acquisitions and divestitures, developed and administered sales budgets over $300 million, and managed corporate and legal services.

Mr. Mongiardo served as interim and then Chief Operating Officer and director of Total ReCord, Inc. from November 2005 to December 2006. He served as sole director and President, Chief Executive Officer, Treasurer and Secretary of CardioBioMedical Corporation from its inception May 2003. In 2000, Mr. Mongiardo formed Homewood Capital Group, LLC, an investment advisory firm specializing in institutional private placements for emerging companies, at which he currently serves as Managing Director. From 1995 to 2000, Mr. Mongiardo served as Managing Director of LBC Capital, LLC, an investment banking firm. Mr. Mongiardo was Chief Executive Officer of Epigen, Inc., which subsequently changed its name to Egenix, Inc, from 1991 to 1993, and President in 1994. During 1989 and 1990, he served as Vice President of Corporate Development for Organogenesis, Inc. He served as Chief Executive Officer of Medivix, Inc., a public health care services company that provided mail order prescription services for employers and unions, from 1986 to 1988. From 1984 to 1986, Mr. Mongiardo served as President and Chief Operating Officer of Photec Diagnostics, a venture-capital financed diagnostic company that subsequently changed its name to Photest Diagnostics Inc. He served in various capacities from 1973 to 1984 at Schering-Plough Corporation. While head of U.S. marketing for the pharmaceutical division of Schering-Plough from 1980 to 1983, he introduced 12 new over-the-counter and prescription products. Mr. Mongiardo is a graduate of Johns Hopkins University (B.A.) and Harvard Law School (J.D.).

Mr. Mongiardo does not serve as a director of any other reporting company, and there are no family relationships among the current directors or executive officers (or nominees therefor) of RCT. Mr. Mongiardo is a party to an employment agreement with the Company but has not been a party to any transaction with RCT prior to the July 16, 2008. For information on Mr. Mongiardo’s employment agreement with RCT, see “Executive Compensation” herein. For more information on related party transactions, see “Certain Relationships and Related Transactions” herein.

Item 9.01. Financial Statements and Exhibits

(a) Exhibits

Exhibit 3.1	Amended and Restated Certificate of Incorporation of RegenoCELL Therapeutics, Inc. (formerly Good Buddy’s Coffee Express, Inc.)

Exhibit 3.2	Amended Bylaws of RegenoCELL Therapeutics, Inc. (formerly Good Buddy’s Coffee Express, Inc.)

Exhibit 4	Letter of Intent between TheraVitae, Inc. and RegenoCELL Therapeutics, Inc. dated March 31, 2008

Exhibit 5	Employment Agreement between RegenoCELL Therapeutics, Inc. and James F. Mongiardo to serve as President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RegenoCELL Therapeutics, Inc.
(Registrant)

July 16, 2008	By:	/s/ James F. Mongiardo
James F. Mongiardo
President and Chief Executive Officer